AMENDMENT A TO LEASE
1.Reference is made to lease dated October 23, 2002 by and between BerCar II, LLC, a Massachusetts limited liability company, as landlord (hereinafter referred to as “Landlord”), and Brooks Automation, Inc. (formerly known as Brooks-PRI Automation, Inc.), a Delaware corporation, as tenant, (hereinafter referred to as “Tenant”), with respect to premises located in that building known as and numbered 12 Elizabeth Drive, Chelmsford, Massachusetts (the “Building”). Said lease, as amended by First Amendment to Lease dated as of the 1st day of November, 2002, is hereinafter referred to as “the Lease”.
2.Landlord and Tenant hereby agree that the Lease is hereby amended in the following respects:
(A)The Original Term of the Lease is presently due to expire on September 30, 2014. Landlord and Tenant hereby agree that the Term of the Lease is hereby extended for a period of six (6) months so that same shall now expire on March 31, 2015.
(B)Section 1.5.1 of Article I is hereby amended by deleting the date “October 1, 2014” and substituting the date “April 1, 2015” in lieu thereof; by deleting the date “September 30, 2024” and substituting the date “March 31, 2025” in lieu thereof; by deleting the date “April 1, 2013”, in both instances that same appears and substituting the date “October 1, 2013”, in lieu thereof; and by deleting the date “September 30, 2013” in both instances that same appears, and substituting the date “March 31, 2014” in lieu thereof.
(C)Section 1.5.2 of Article 1 is hereby amended by deleting the date “October 1, 2024”, and substituting the date “April 1, 2025” in lieu thereof; by deleting the date “September 30, 2034”, and substituting the date “March 31, 2035” in lieu thereof by deleting the date “April 1, 2023” in both instances that same appears, and substituting the date “October 1, 2023” in lieu thereof; and by deleting the date “September 30, 2023”; in both instances where same appears and substituting the date “March 31, 2024” in lieu thereof.
(D)Section 2.1 of Article 2 of the Lease is hereby amended by deleting the date “9/30/14” where same appears and substituting the date “3/31/2015” in lieu thereof.
(E)Section 16.1 of Article 16 of the Lease is hereby amended by deleting the date “September 30, 2013”, in both instances where same appears, and substituting the date “March 31, 2014” in lieu thereof.
(F)Section 16.3 of Article 16 of the Lease is hereby amended by deleting the date “October 1, 2013” where same appears, and substituting the date “April 1, 2014” in lieu thereof.
(G)The first paragraph of Exhibit D is hereby amended by deleting the date “January 2, 2015”, and substituting the date “July 2, 2015” in lieu thereof; and by deleting the date “September 30, 2015” and substituting the date “March 31, 2016” in lieu thereof.

(H)Provided Tenant is not in default of the Lease, Tenant shall have the one-time right to purchase the entire demised premises (“the Purchase Option”) by notice to this effect given to Landlord on or before March 31, 2014, in which event, upon the giving of said notice, the Lease shall be deemed amended as follows without any further action by Landlord or Tenant:

(i)
The Original Term of the Lease shall be extended for thirty four (34) months from March 31, 2015 and such number of days until the Closing Date as said term is hereinafter defined in subsection (v) below (“the Expiration Date”).

(ii)	Section 1.5 of Article I of the Lease shall be deleted in its entirety

(iii)	Section 1.6 of Article I of the Lease shall be deleted in its entirety.

(iv)	Sections 2.1, 2.2, 2.3 and 2.4 of Article II of the Lease shall be deleted therefrom in their entirety and the following substituted in lieu thereof:

“2.1	Fixed Rent: Tenant agrees to pay to Landlord a fixed rent (“Fixed Rent”) at the monthly rate of $73,427.08 per month through the Expiration Date.”

(v)	Article XVI of the Lease shall be deleted therefrom in its entirety and the following substituted in lieu thereof:
“Article XVI. Purchase
16.1    Purchase of the Demised Premises: Tenant shall purchase the entire demised premises for a purchase price of Six Million Four Hundred Sixty Thousand and 00/100 ($6,460,000.00) Dollars (“Purchase Price”). The Closing Date for said purchase shall be on a day mutually acceptable by both parties at any time following January 31, 2018, but no later than Friday, February 16, 2018, and shall be carried out under the terms and conditions set forth in Exhibit D to the Lease.”

(vi)	Exhibit D of the Lease shall be amended in the following manner:
“(a) The words “Purchase Option” shall be deleted from the heading;
(b) The Closing Date shall be the date elected by Tenant and Landlord, and shall be no earlier than February 1, 2018 and no later than April 2, 2018;
(c) The Original Term of the Lease shall be extended beyond January 31, 2018 to the Closing Date, and shall terminate as of the Closing Date, subject to any undischarged obligation of either party thereunder which is by the terms thereof to survive the termination thereof.
(d) If Tenant fails to fulfill its obligation to purchase the demised premises as provided in the Lease and in Exhibit D thereto, in addition to any right or remedy otherwise available at law or in equity, Landlord shall have the right to demand and have specific performance upon tendering the Deed to Tenant.”
3.Tenant hereby represents and warrants to Landlord that it has dealt with no broker in connection with this Amendment A to Lease and there are no brokerage commissions or finders’ fees payable in connection herewith. Tenant hereby agrees to hold Landlord harmless from, and indemnified against, all loss or damage (including without limitation, the cost of defending the same) arising from any claim by any broker claiming to have dealt with Tenant.
4.Any capitalized term not defined herein shall have the same meaning given to it in the Lease.
5.Except as expressly modified herein the Lease shall remain unmodified and in full force and effect.
6.The provisions of this Amendment A to Lease shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, Landlord and Tenant have caused this Amendment A to Lease to be executed as an instrument under seal as of the 30th day of September, 2013.

LANDLORD:

BerCar II LLC, BY ITS MANAGERS:

ALTID ENTERPRISES, LLC

By: __________________________
Raymond A. Carye, Manager

By: ___________________________
Barbara F. Carye, Manager

SENNEN REALTY TRUST

By:__________________________
Edward F. Carye, Trustee

By:__________________________
Barbara J. Hausman, Trustee

TENANT:

BROOKS AUTOMATION, INC.

By: __________________________
Name: Martin S. Headley
Title: EVP & CFO